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                              EMPLOYMENT AGREEMENT


DATE:             March 11, 1997

PARTIES: CAPITAL CORP. OF THE WEST, a California Bank Holding Company, hereinafter referred to as "Employer"; and

                  THOMAS T. HAWKER, herein after referred to as "Employee".


RECITALS:

         1. Employee is currently employed as the Chief Executive Officer of Employer (previously known as County Bank) under a written Employment Agreement which will expire at the close of business on February 28, 1997.

         2. The Parties desire to enter into a new Employment Agreement ("Agreement") for the purpose of extending the employment of Employee.



AGREEMENT:

         Employer   hereby  employs   Employee,   and  Employee  hereby  accepts
employment with Employer, upon the terms and conditions hereinafter set forth.

         1.  Duties.

         Employee is hereby employed as the President and Chief Executive Officer of Employer. Employee shall perform the customary duties of a Chief Executive Officer of a California bank holding company, including but not limited to, the supervision of Employer's business and all subsidiary corporations and businesses owned or related to Employer and such kindred duties as may from time to time be reasonably requested of Employee by the Board of Directors of Employer. As used herein the term "business of Employer" shall include the business of any of Employer's subsidiaries and related entities.


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         2.       Appointment to Board of Directors.

         Employer hereby agrees that Employee shall remain a member of the Board of Directors of Employer for so long as Employee is elected to a position on the board by the shareholders of Employer, or until this Agreement has been terminated. During the period of Employee's election to the Board of Directors, Employee shall serve as a member of any or all committees to which he is appointed, except the audit committee. Employee also hereby agrees to accept appointment to other boards of directors and committees of subsidiary and related organizations of Employer. Employee shall fulfill all of Employee's duties as a board and committee member without additional compensation. Upon the termination of this Agreement by either Employee or Employer, Employee agrees to immediately resign from the Board of Directors, from all committees and from all corporate offices of Employer and from all of Employer's subsidiaries and related companies; further, all fringe benefits, such as insurance, shall be terminated on the last day of service of Employee, unless otherwise mandated by the terms of this Agreement, Employer's personnel policy, or any other benefit policies in effect at the time of such termination.

         3.  Term.

         This Agreement shall be effective for a period of forty-six (46) months. It shall commence on March 1, 1997 and unless sooner terminated as provided herein shall end on December 31, 2000 ("Term").

         4.       Extent of Services.

         Employee shall donate his full time, attention and energies to the business of Employer, and shall not during the Term of this Agreement be engaged in any other business activities, except personal investments, without the prior written consent of Employer.


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         5.       Regular Compensation.

         In consideration for the services which Employee is to render under this Agreement, Employer shall pay to Employee an initial base salary ("Base Salary") of One Hundred Fifty-one Thousand Two Hundred Fifty-nine Dollars ($151,259.00) per year. On July 1, 1997, the Board of Directors agrees to reevaluate the Base Salary, and if the earnings are in line with projected budget figures and if the present concerns regarding several large loans in the troubled loan portfolio of County Bank are rectified to the satisfaction of the Board of Directors, the Base Salary shall be increased thereafter to One Hundred Sixty-seven Thousand Dollars ($167,000.00) per year (prorated for partial years), or it shall be changed to said figure as soon after said date as the Board of Directors is satisfied that the troubled loan portfolio is at an acceptable level and the earnings of the corporation are in line with projected budget figures. The Base Salary shall be payable to Employee in equal semi-monthly installments on the fifteenth and the last working day of each month during the period of employment, prorated for any partial employment period. The Base Salary shall be subject to an annual economic adjustment on the first day of each calendar year to reflect changes in the cost of living in the San Joaquin Valley in an amount to be determined by the Board of Directors of Employer. Employer by its Board of Directors and at its sole discretion, may also give due consideration to the question of salary increases on each anniversary of the effective date of this Agreement.

         6.       Discretionary Incentive Compensation.

         Employee shall be entitled to participate in any incentive programs which may be adopted from time to time by Employer for Employee. Amounts awarded to Employee under any said incentive program shall be determined at the sole discretion of Employer, including the vesting of any incentive awards.


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         7.       Business Expenses.

         Employee shall be reimbursed for all ordinary and necessary, documented expenses reasonably incurred by Employee in connection with his employment associated with managing the business of Employer and other expenses which may be authorized from time to time by the Board of Directors of Employer, including expenses for club membership, entertainment, travel and similar items. Travel and other expenses for attendance at conventions and banking education programs that are approved by the Board of Directors shall also be reimbursed. Employer will pay for or will reimburse Employee for such expenses upon presentation by Employee from time to time of receipts evidencing such expenditures.

         8.       Automobile.

         Employer shall provide an automobile for the use of Employee. Employer shall pay all fuel, operating, maintenance and insurance costs associated with such automobile. Employee shall be entitled to limited use of the automobile for personal use, but shall primarily use it for business purposes associated with his employment.

         9.       Vacation.

         During each full year of employment Employee shall be entitled to annual vacation leave at full salary at the discretion of Employee as time allows, so long as it is reasonable and does not jeopardize his responsibilities, of sixteen (16) days each year plus an additional four (4) bonus days if he receives a "satisfactory" or higher rating on his Annual Employee Performance Evaluation; provided that Employee each calendar year shall take as a portion of his vacation leave at least ten (10) consecutive business days.

         Recognizing that Employee would like to receive additional vacation time in the year 2,000, Employer and Employee agree to

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enter into a separate incentive program whereby certain goals and objectives are set for Employee. If Employee meets the objectives and goals of said plan by December 31, 1999, Employee shall be entitled to an additional 2 weeks vacation in the year 2,000, which additional vacation time must be taken in said year.

    10.           Disability.

         If Employee becomes permanently disabled during the Term because of sickness, physical or mental disability, so that he is unable to perform his full duties hereunder, Employer agrees to continue the salary (i) ninety (90) days from commencement of the disability, (ii) until Employee is able to return to work, (iii) until payments commence under any disability insurance policy obtained by Employee, or (iv) when any payments commence to Employee under the separate Salary Continuation Agreement executed between the parties, whichever is less.

    11.           Insurance.

         Employer shall provide to Employee, his wife and qualifying children, during the Term at Employer's expense the same medical insurance, dental insurance, and disability insurance coverage, if any, which may be offered to Employer's other full-time employees under any benefit plans as may be in effect from time to time.

         It is acknowledged that Employee currently has a $400,000.00 term life insurance policy with Sun Life Insurance Company, Employer has under its previous employment agreement with Employee given Employee extra compensation to cover the premiums on said policy. Under this agreement Employee's Base Salary has been increased so that Employee may determine whether to maintain said life insurance policy and use the increase in Base Salary to cover the premiums thereon, or to discontinue or alter said policy and to use the additional Base Salary for other purposes. Employer shall have no duty under this agreement to give Employee any extra

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compensation to cover life insurance  premiums or to maintain any life insurance on Employee's life.

    12.           Stock Options and Bonuses.

         As additional consideration for entering into this Employment Agreement Employer hereby grants to Employee a stock option to purchase 8,000 shares of Employer's stock at a price equal to the fair market value of such stock on the date of execution of this agreement. The stock purchase rights under said stock option shall vest in Employee as follows:

                  (1) Twenty percent (20%) upon commencement of
                      the Employment Term under this Agreement;

                  (2) Additional twenty percent (20%) on January 1, 1998;

                  (3) Additional twenty percent (20%) on January 1, 1999;

                  (4) Additional twenty percent (20%) on January 1, 2000;

                  (5) Additional twenty percent (20%) on January 1, 2001.

         Said vesting shall occur only if Employee is still employed by Employer under the terms of this Agreement on the date said vesting is to occur.

         Employer may consider granting additional stock options and bonuses from time to time during the term, but shall not be obligated to do so.

    13.           Retirement Plan.

          Employer shall be entitled to participate in any retirement plans offered to other employees of Employer such as Employee's participation in Employer's 401K plan and participation in Employer's Stock Option Plan (ESOP). In addition it is acknowledged that Employer and Employee have entered into a separate "Amended and Restated Salary Continuation Agreement" dated October 30, 1996, which provides for gradual vesting of retirement

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benefits  to Employee  based on his  continued  employment  with  Employer.  The
Parties to this agreement understand that the participation by Employee in said salary continuation plan does not assure in any way, or guarantee, the continued employment of Employee under this Employment Agreement.

    14.           Printed Material.

         All written, printed, visual or audio materials used by Employee in performing duties for Employer, other than Employee's personal notes and diaries, are and shall remain the property of Employer. Upon termination of employment on any basis, Employee shall return all such materials to Employer.

    15.           Disclosure of Information.

         In the course of employment, Employee may have access to confidential information and trade secrets relating to Employer's business. Except as required in the course of employment by Employer, Employee shall not, without Employer's prior written consent, directly or indirectly disclose to anyone any confidential information relating to Employer or any financial information, trade secrets or "know-how" which is germane to Employer's business and operations. Employee recognizes and acknowledges that any financial information concerning any of Employer's customers, as it may exist from to time, is strictly confidential and is a valuable, special and unique asset of Employer's business. Employee shall not, either before or after termination of this Agreement, disclose to anyone said financial information, or any part thereof, for any reason or purposes whatsoever.

    16.           Prohibited Activities and Investments.

         During the Term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, principal stockholder (i.e., ten percent or more) or corporate officer, directly, or in any

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other  individual  or  representative  capacity,  engage or  participate  in any banking business competitive with that of Employer.

    17.           Surety Bond.

         Employee agrees to furnish all information and take any other steps necessary to enable Employer to obtain and maintain a fidelity bond conditional on the rendering of a true account by Employee of all moneys, goods, or other property which may come into the custody, charge, or possession of Employee during the Term of Employee's employment. The surety company issuing such bond and the amount of the bond must be acceptable to Employer. All premiums on the bond are to be paid by Employer. If Employee cannot personally qualify for a surety bond at any time during the Term of this Agreement, Employer shall have the option to terminate this Agreement immediately and said termination shall be deemed to be a termination for cause.

    18.           Moral Conduct.

         Employee agrees to conduct himself at all times with due regard to public conventions and morals and to abide by and reflect in his personal actions all of the "core values" adopted by Employer and its subsidiaries from time to time. Employee further agrees not to do or commit any act that will reasonably tend to degrade him or to bring him into public hatred, contempt or ridicule, or that will reasonably tend to shock or offend any community in which Employer engages in business, or to prejudice Employer or the banking industry in general.

    19.           Termination of Agreement.

         (a)      Termination for Cause.

         Employer reserves the right to terminate this Agreement "for cause." Termination for cause shall include termination because of Employee's (i) personal dishonesty, (ii) incompetence, (iii) will-

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ful misconduct,  (iv) breach of fiduciary duty involving  personal  profit,  (v)
material breach of any of the terms of this Agreement, (vi) intentional failure to perform assigned duties, (vii) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (viii) the willful or permanent breach by Employee of any obligations owed to Employer pursuant to this Agreement. In addition, Employer reserves the right to terminate this Agreement "for cause" in the event that actions are effected by any regulatory agency having jurisdiction to remove or suspend Employee from office, or upon the directive of any such regulatory agency that Employer must remove Employee as its Chief Executive Officer, regardless of whether such directive is given orally or in writing.


         (b)      Statutory Grounds for Termination.

         Employee's employment under this Agreement shall terminate immediately upon the occurrence of any of the following events, which events are described in sections 2920 and 2921 of the California Labor Code:

                  (1) The occurrence of circumstances that make it impossible or impractical for the business of Employer to be continued.

                  (2)  The death of Employee.

                  (3) The loss of Employee of legal capacity. This does not affect Employee's rights under Section 10 of this Agreement.

                  (4)  The loss by Employer of legal capacity to contract.

                  (5) Subject to Section 10 of this Agreement, the continued incapacity on the part of Employee under this Agreement, unless waived by Employer.


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         (c)      Termination for Bankruptcy.

         This Agreement may be terminated immediately be either party at the option of either party and without prejudice to any other remedy to which either party may be entitled at law, in equity or under this Agreement if either party:

                  (1) Files a petition in bankruptcy court or is adjudi-cated a bankrupt;

                  (2) Institutes or suffers to be instituted against it or him any procedure in bankruptcy court for reorganization or re-arrangement of his financial affairs;

                  (3) Has a receiver of his assets or property appointed because of insolvency; or

                  (4) Makes a general assignment for the benefit of credi-tors.

         (d)      Automatic Termination in the Event of Acquisition of
                  Employer.

         This Agreement shall automatically terminate upon the consummation of any event by which substantially all of the stock and/or assets of Employer are acquired by a person, a group of persons, a financial institution or other entity.

         At  the  closing  of  such  acquisition,   Employee  shall  receive  an
acquisition payment ("Acquisition Payment") in the amount equal to six (6) month's Base Salary at the then current rate of compensation.

         In the event of any such acquisition of Employer and the consequent automatic termination of this Agreement, no provision contained in this Agreement should be construed to prevent Employee

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from negotiating a new employment agreement with either Employer or the acquiror of Employer, should the parties desire to do so.

         It is mutually agreed by the parties that the above-referenced Acquisition Payment shall be received by Employee in lieu of any and all claims and/or damages which may be sustained by Employee due to the acquisition of Employer and the termination of Employee's employment and will be accepted by Employee in full satisfaction of all such claims and damages.

    20.           Severance Pay.

         Upon early termination of this Agreement (i) pursuant to Section 19(d) of this Agreement, (ii) by Employee for any reason, (iii) by Employer "for cause" (pursuant to Section 19(a) of this Agreement), or (iv) because of the death, incapacity or disability of Employee, Employee shall not receive any Severance Payment of any sort or any bonus for the calendar year in which termination is effected.

         The parties acknowledge that it would be difficult to determine the damages which Employee would suffer if his employment is terminated by Employer without cause or on statutory grounds. Therefore it is agreed that if this agreement is terminated early by Employer on any basis other than those listed in the first paragraph of this Section 20, then Employee shall be entitled to receive a cash payment ("Severance Payment") in the amount equal to one year's Base Salary at the then current rate of compensation. It is mutually agreed by the parties that the payment of the cash Severance Payment set forth above shall be received by Employee in lieu of any and all claims and/or damages which may be sustained by Employee by reason of his early termination and will be accepted by Employee in full satisfaction of all such claims and damages and as payment in full for all benefits received from Employee's services. The parties understand and agree under no circumstances would Employee be entitled to receive both the Acquisition Payment and the Severance Payment.

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    21.           Notices.

         Any notice to Employer required or permitted under this Agreement shall be given in writing to Employer, either by personal service or by certified mail, postage prepaid, addressed to the chairman of the Board of Directors of Employer at its then principal place of business. Any such notice to Employee shall be given in like manner and, if mailed, shall be addressed to Employee at Employee's home address then shown on Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if personally served on the party to whom notice is to be given, or (b) the fifth business day after mailing, if mailed to the party to whom notice is to be given in the manner provided in this Section.

    22.           Nonassignability.

         Neither this Agreement nor any right or interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives without Employer's prior written consent; provided, however, that nothing in this
Section 22 shall preclude (i) Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

    23.           No Attachment.

         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

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    24.           Binding Effect.

         This Agreement shall be binding upon, and inure to the benefit of, Employee and Employer and their respective permitted successors and assigns.

    25.           Modification and Waiver.

         (a)      Amendment of Agreement

         This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b)      Waiver.


         No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived. No delay in exercising any rights shall be construed as a waiver, nor shall a waiver on one occasion operate as a waiver of such right on any future occasion.

    26.           Entire Agreement.

         This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer. This Agreement contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not

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embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

    27.           Partial Invalidity.

         If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

    28.           Governing Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

    29.           Injunctive Relief.

         Employer and Employee acknowledge and agree that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character which give them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employer and Employee therefore expressly agree that Employer and Employee, in addition to any other rights or remedies which Employer and Employee may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by Employee and Employer.

         30.      Bank Regulatory Agencies.

         The obligations and rights of the parties hereunder are expressly conditioned upon the approval or non-disapproval of (i) this Agreement and/or
(ii) Employee, in the event such approvals are required, by those banking regulatory agencies which have jurisdiction over Employer or any of its subsidiaries.


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         31.    Duplicate Originals.

         This  Agreement  may  be  executed   simultaneously   in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                           EMPLOYER:            CAPITAL CORP OF THE WEST

                                                By: __________________________
                                                       Jerry E. Callister
                                                    Chairperson of the Board





                           EMPLOYEE:               ___________________________
                                                        Thomas T. Hawker




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